Exhibit 99.1
Granite Ridge Resources, Inc. Reports Second-Quarter 2024 Results, Declares Quarterly Cash Dividend
and Provides Updated Outlook for 2024
Dallas, Texas, August 8, 2024 – Granite Ridge Resources Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the second quarter 2024.
Second Quarter 2024 Highlights
•Increased production by 7% to 23,106 barrels of oil equivalent (“Boe”) per day (47% oil) from the second quarter of 2023.
•Reported net income of $5.1 million, or $0.04 per diluted share, and adjusted net income (non-GAAP) of $17.2 million, or $0.13 adjusted earnings per diluted share.
•Generated $68.3 million of Adjusted EBITDAX (non-GAAP).
•Placed 62 gross (9.10 net) wells online.
•Closed multiple transactions during the quarter adding 16.4 net future drilling locations for a total acquisition cost of $22.4 million (including $5.8 million of expected future drilling carries).
•Paid dividend of $0.11 per share of common stock during the second quarter.
•Ended the second quarter of 2024 with liquidity of $148.2 million.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.
Subsequent Events
•Closed additional transactions acquiring 8.7 net future drilling locations for a total acquisition cost of $25 million (inclusive of $3 million of expected future drilling carries).
•The Company’s Board of Directors declared a regular quarterly dividend of $0.11 per share payable on September 13, 2024 to shareholders of record as of August 30, 2024. Future declarations of dividends are subject to approval by the Board of Directors.

Management Commentary

“The second quarter 2024 was workmanlike from a results standpoint, but the deal side was anything but,” commented Granite Ridge President and Chief Executive Officer Luke Brandenberg. “While our Traditional Non-Op business continued to generate high quality locations with near-term development at an attractive cost basis, it is our Controlled Capital strategy that stood out. By nearly doubling our operated location inventory and adding a Midland Basin-focused Strategic Partner, we continue to increase our capital allocation to Controlled Capital projects. Based on the success of our business model and our compelling fixed dividend that is underpinned by hedged cash flow and conservative leverage, we believe Granite Ridge is positioned to drive long-term value for shareholders.”
Second Quarter 2024 Summary
Second quarter 2024 oil production volumes totaled 10,940 barrels (“Bbls”) per day, a 5% increase from the second quarter of 2023. Natural gas production for the second quarter of 2024 totaled 72,997 thousand cubic feet of natural gas (“Mcf”) per day, a 9% increase from the second quarter of 2023. As a result, the Company’s total production for the second quarter of 2024 grew 7% from the second quarter of the prior year to 23,106 Boe per day.

Net income for the second quarter of 2024 was $5.1 million, or $0.04 per diluted share. Excluding non-cash and nonrecurring items, second quarter 2024 Adjusted Net Income (non-GAAP) was $17.2 million, or $0.13 per diluted share. The Company’s average realized price for oil and natural gas for the second quarter of 2024, excluding the effect of commodity derivatives, was $77.84 per Bbl and $1.98 per Mcf, respectively.

Adjusted EBITDAX (non-GAAP) for the second quarter of 2024 totaled $68.3 million, compared to $69.7 million for the second quarter of 2023. Second quarter of 2024 cash flow from operating activities was $64.2 million, including $0.6 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $64.8 million. Costs incurred for development activities totaled $67.0 million for the second quarter of 2024.

Operational Update

During the second quarter the Company closed multiple transactions adding 16.4 net future drilling locations for a total acquisition cost of $22.4 million (including $5.8 million of expected future drilling carries).
•Traditional Non-Op or “Burgers & Beer”
◦Acquired 51 gross (4.7 net) future drilling locations for a total acquisition cost of $12.6 million. Estimated future development costs for the acquired properties is $50 million.
◦Acquisitions include assets in the Midland, Delaware, DJ, Williston and Appalachian basins.
•Controlled Capital
◦Midland Basin: Acquired inventory of 8 gross (4.1 net) future drilling locations for a total acquisition cost of $3.4 million and estimated future development costs of $24 million.
◦Delaware Basin: Acquired inventory of 10 gross (7.7 net) locations for a total acquisition cost of $6.4 million and estimated future development costs of $66 million.
◦As the largest interest owner in these locations, Granite Ridge controls development timing.
Subsequent to quarter end, the Company closed additional transactions acquiring 8.7 net future drilling locations for a total acquisition cost of $25 million (inclusive of $3 million of future drilling carries).

Operational Activity
The table below provides a summary of gross and net wells completed and put on production for the three and six months ended June 30, 2024:

	Three Months Ended June 30, 2024		Six Months Ended June 30, 2024
	Gross	Net	Gross	Net
Permian	42	8.80	59	10.32
Eagle Ford	5	0.20	13	3.10
Bakken	11	0.10	29	0.39
Haynesville	0	0.00	6	0.34
DJ	4	0.00	13	0.02
Total	62	9.10	120	14.17

On June 30, 2024, the Company had 267 gross (9.6 net) wells in process.

Costs Incurred

The tables below provide the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Property acquisition costs:
Proved	$1,677	$1,309	$2,824	$19,298
Unproved	17,115	3,161	18,596	12,791
Development costs	66,951	58,739	129,590	157,345
Total costs incurred for oil and natural gas properties	$85,743	$63,209	$151,010	$189,434

Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2024 Guidance
The following table summarizes the Company’s operational and financial guidance for 2024. The Company is providing updated capital guidance incorporating acquisition costs and 2024 expected development capital for the recently acquired properties.

	Prior	Current
Annual production (Boe per day)	23,250 - 25,250	23,250 - 25,250
Oil as a % of sales volumes	47%	48%

Acquisitions ($ in millions)	$35 - $35	$60 - $60
Development capital expenditures ($ in millions)	$230 - $250	$295 - $305
Total capital expenditures ($ in millions)	$265 - $285	$355 - $365

Net wells placed on production	22 - 24	22 - 24

Lease operating expenses (per Boe)	$6.50 - $7.50	$6.50 - $7.50
Production and ad valorem taxes (as a % of total sales)	7% - 8%	7% - 8%
Cash general and administrative expense ($ in millions)	$23 - $26	$23 - $26
Conference Call
Granite Ridge will host a conference call on August 9, 2024, at 10:00 AM CT (11:00 AM ET) to discuss its second quarter 2024 results. A brief Q&A session for security analysts will immediately follow the discussion. The telephone number and passcode to access the conference call are provided below:
Dial-in: (888) 660-6093
Intl. dial-in: (929) 203-0844
Participant Passcode: 4127559
To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through August 23, 2024. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.

Upcoming Investor Events

Granite Ridge management will also be participating in the following upcoming investor events:
•Enercom (Denver, CO) - August 19-21, 2024.
•Midwest IDEAS Conference (Chicago, IL) - August 28 - 29, 2024.
•Barclays CEO Energy-Power Conference (New York, NY) - September 3 - 5, 2024.
•Pickering Energy Partners Energy Conference (Austin, TX) - September 16, 2024.
•Minerals & Non-Op Assembly (Houston, TX) - October 15, 2024.
•Bank of America Global Energy Conference (Houston, TX) - November 12 - 13, 2024.
•Stephens Annual Investment Conference (Nashville, TN) - November 21, 2024.
•Capital One Annual Energy Conference (Houston, TX) - December 10, 2024.

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.

About Granite Ridge
Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release including, without limitation, Granite Ridge’s 2024 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production and cash flows, and our intention or ability to pay or increase dividends on our capital are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in our reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, continued instability in the Middle East, including from the Houthi rebels in Yemen, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, such as the COVID-19 pandemic, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters, our ability to establish and maintain effective internal control over financial reporting, and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 under “Risk Factors,” as updated by any subsequent Quarterly Reports on Form 10-Q that we file with the United States Securities and Exchange Commission.
Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Granite Ridge’s actual results may vary materially from those expected or projected. Forward-looking statements speak only as of the date they are made. Granite Ridge does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes and Free Cash Flow.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$13,542	$10,430
Revenue receivable	67,249	72,934
Advances to operators	13,713	4,928
Prepaid and other expenses	2,481	1,716
Derivative assets - commodity derivatives	4,181	11,117
Equity investments	49,432	50,427
Total current assets	150,598	151,552
Property and equipment:
Oil and gas properties, successful efforts method	1,384,375	1,236,683
Accumulated depletion	(549,466)	(467,141)
Total property and equipment, net	834,909	769,542
Long-term assets:
Derivative assets - commodity derivatives	—	1,189
Other long-term assets	4,983	4,821
Total long-term assets	4,983	6,010
Total assets	$990,490	$927,104
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$62,336	$60,875
Other liabilities	5,000	1,204
Total current liabilities	67,336	62,079
Long-term liabilities:
Long-term debt	165,000	110,000
Derivative liabilities - commodity derivatives	2,480	—
Asset retirement obligations	9,961	9,391
Deferred tax liability	80,392	73,989
Total long-term liabilities	257,833	193,380
Total liabilities	325,169	255,459
Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 136,424,207 and 136,040,777 issued at June 30, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	654,269	653,174
Retained earnings	47,380	54,782
Treasury stock, at cost, 5,680,255 and 5,677,627 shares at June 30, 2024 and December 31, 2023, respectively	(36,342)	(36,325)
Total stockholders' equity	665,321	671,645
Total liabilities and stockholders' equity	$990,490	$927,104

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenues:
Oil and natural gas sales	$90,652	$87,557	$179,648	$178,867
Operating costs and expenses:
Lease operating expenses	13,669	14,406	29,148	28,178
Production and ad valorem taxes	6,881	6,303	12,630	12,020
Depletion and accretion expense	41,592	34,969	82,533	68,821
Impairments of unproved properties	—	—	732	—
General and administrative (including non-cash stock-based compensation of $583 and $1,095 for the three and six months ended June 30, 2024)	6,623	8,011	13,115	16,590
Total operating costs and expenses	68,765	63,689	138,158	125,609
Net operating income	21,887	23,868	41,490	53,258
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	(785)	1,221	(3,946)	14,544
Interest expense	(5,817)	(1,211)	(8,977)	(1,550)
Loss on derivatives - common stock warrants	—	(11,012)	—	(5,734)
Loss on equity investments	(8,774)	—	(995)	—
Dividend income	269	—	269	—
Other	(1)	—	1	—
Total other income (expense)	(15,108)	(11,002)	(13,648)	7,260
Income before income taxes	6,779	12,866	27,842	60,518
Income tax expense	1,678	4,129	6,515	14,915
Net income	$5,101	$8,737	$21,327	$45,603

Net income per share:
Basic	$0.04	$0.07	$0.16	$0.34
Diluted	$0.04	$0.07	$0.16	$0.34
Weighted-average number of shares outstanding:
Basic	130,204	132,866	130,170	132,933
Diluted	130,251	132,880	130,207	132,941

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Operating activities:
Net income	$21,327	$45,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	82,533	68,821
Impairments of unproved properties	732	—
(Gain) loss on derivatives - commodity derivatives	3,946	(14,544)
Net cash receipts from commodity derivatives	6,659	14,411
Stock-based compensation	1,095	1,434
Amortization of deferred financing costs	2,811	327
Loss on derivatives - common stock warrants	—	5,734
Loss on equity investments	995	—
Deferred income taxes	6,403	14,662
Other	(71)	(145)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	5,685	16,602
Other receivable	530	—
Accrued expenses	(2,398)	1,472
Prepaid and other expenses	(1,294)	950
Other payable	3,889	333
Net cash provided by operating activities	132,842	155,660
Investing activities:
Capital expenditures for oil and natural gas properties	(135,874)	(182,293)
Acquisition of oil and natural gas properties	(20,868)	(29,516)
Proceeds from sale of oil and natural gas properties	2,881	—
Refund of advances to operators	1,282	—
Net cash used in investing activities	(152,579)	(211,809)
Financing activities:
Proceeds from borrowing on credit facilities	55,000	72,500
Repayments of borrowing on credit facilities	—	(17,500)
Deferred financing costs	(3,004)	(28)
Payment of expenses related to formation of Granite Ridge Resources, Inc.	—	(43)
Purchase of treasury shares	(418)	(5,857)
Payment of dividends	(28,729)	(29,263)
Net cash provided by financing activities	22,849	19,809
Net change in cash and restricted cash	3,112	(36,340)
Cash and restricted cash at beginning of period	10,730	51,133
Cash and restricted cash at end of period	$13,842	$14,793
Supplemental disclosure of non-cash investing activities:
Oil and natural gas property development costs in accrued expenses	$9,165	$(13,903)
Advances to operators applied to development of oil and natural gas properties	$50,625	$53,379
Cash and restricted cash:
Cash	$13,542	$14,493
Restricted cash included in other long-term assets	300	300
Cash and restricted cash	$13,842	$14,793

Granite Ridge Resources Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three months ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Sales (in thousands):
Oil sales	$77,493	$69,070	$153,259	$142,545
Natural gas sales	13,159	18,487	26,389	36,322
Total revenues	90,652	87,557	179,648	178,867

Net Production:
Oil (MBbl)	996	948	1,965	1,913
Natural gas (MMcf)	6,643	6,082	13,845	12,802
Total (MBoe)(1)	2,103	1,962	4,273	4,047
Average Daily Production:
Oil (Bbl)	10,940	10,418	10,795	10,569
Natural gas (Mcf)	72,997	66,835	76,074	70,729
Total (Boe)(1)	23,106	21,557	23,474	22,357

Average Sales Prices:
Oil (per Bbl)	$77.84	$72.86	$78.01	$74.51
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	(0.38)	1.94	(0.14)	1.98
Oil net of settled oil derivatives (per Bbl) (2)	77.46	74.80	77.87	76.49

Natural gas sales (per Mcf)	1.98	3.04	1.91	2.84
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	0.65	1.02	0.50	0.83
Natural gas sales net of settled natural gas derivatives (per Mcf) (2)	2.63	4.06	2.41	3.67

Realized price on a Boe basis excluding settled commodity derivatives	43.12	44.63	42.05	44.20
Effect of gain (loss) on settled commodity derivatives on average price (per Boe)	1.88	4.09	1.56	3.56
Realized price on a Boe basis including settled commodity derivatives (2)	45.00	48.72	43.61	47.76

Operating Expenses (in thousands):
Lease operating expenses	$13,669	$14,406	$29,148	$28,178
Production and ad valorem taxes	6,881	6,303	12,630	12,020
Depletion and accretion expense	41,592	34,969	82,533	68,821
General and administrative	6,623	8,011	13,115	16,590
Costs and Expenses (per Boe):
Lease operating expenses	$6.50	$7.34	$6.82	$6.96
Production and ad valorem taxes	3.27	3.21	2.96	2.97
Depletion and accretion	19.78	17.82	19.32	17.01
General and administrative	3.15	4.08	3.07	4.10

Net Producing Wells at Period-End:	191.94	157.57	191.94	157.57
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at August 8, 2024, for the periods indicated:

	Third Quarter	Fourth Quarter	2024 Total	2025	2026
Collar (oil)
Volume (Bbl)	361,552	311,496	673,048	1,898,739	—
Weighted-average floor price ($/Bbl)	$64.32	$64.13	$64.23	$60.93	$—
Weighted-average ceiling price ($/Bbl)	$85.24	$84.97	$85.11	$79.86	$—
Swaps (oil)
Volume (Bbl)	177,492	$128,277	305,769	$—	$—
Weighted-average price ($/Bbl)	$79.41	$79.30	$79.36	$—	$—
Collar (natural gas)
Volume (Mcf)	—	1,615,000	1,615,000	8,728,829	7,171,176
Weighted-average floor price ($/Mcf)	$—	$3.57	$3.57	$3.14	$3.25
Weighted-average ceiling price ($/Mcf)	$—	$5.37	$5.37	$4.15	$4.00
Swaps (natural gas)
Volume (Mcf)	4,119,952	1,895,588	6,015,540	1,612,050	—
Weighted-average price ($/Mcf)	$3.41	$3.55	$3.45	$3.20	$—

Granite Ridge Resources Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income, before depletion and accretion expense, (gain) loss on derivatives – commodity derivatives, net cash receipts from (payments on) commodity derivatives, interest expense, (gain) loss on derivatives – common stock warrants, non-cash stock-based compensation, income tax expense, impairment of unproved properties, warrant exchange transaction costs, and loss on equity investments. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net income	$5,101	$8,737	$21,327	$45,603
Interest expense	5,817	1,211	8,977	1,550
Income tax expense	1,678	4,129	6,515	14,915
Depletion and accretion expense	41,592	34,969	82,533	68,821
Non-cash stock-based compensation	583	375	1,095	1,434
Impairments of unproved properties	—	—	732	—
Warrant exchange transaction costs	—	2,456	—	2,456
(Gain) loss on derivatives - commodity derivatives	785	(1,221)	3,946	(14,544)
Loss on equity investments	8,774	—	995	—
Net cash receipts from commodity derivatives	3,951	8,025	6,659	14,411
Loss on derivatives - common stock warrants	—	11,012	—	5,734
Adjusted EBITDAX	$68,281	$69,693	$132,779	$140,380
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, other receivable, accrued expenses, prepaid and other expenses and other payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.

Additionally, the Company provides Free Cash Flow, which is a non-GAAP financial measure. The Company defines Free Cash Flow as OCF Before Working Capital Changes minus development costs. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes and to Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$64,186	$74,186	$132,842	$155,660
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	2,418	(10,169)	(5,685)	(16,602)
Other receivable	—	(260)	(530)	—
Accrued expenses	(815)	3,137	2,398	(1,472)
Prepaid and other expenses	(257)	(625)	1,294	(950)
Other payable	(702)	482	(3,889)	(333)
Total working capital changes	644	(7,435)	(6,412)	(19,357)
Operating Cash Flow Before Working Capital Changes	64,830	66,751	126,430	136,303
Development costs	66,951	58,739	129,590	157,345
Free Cash Flow	$(2,121)	$8,012	$(3,160)	$(21,042)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of proved properties, (gain) loss on derivatives - commodity derivatives, net cash receipts from (payments on) commodity derivatives, gain (loss) on derivatives - common stock warrants, loss on equity investments and tax impact on above adjustments.

The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.

The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2024	2023	2024	2023
Net income	$5,101	$8,737	$21,327	$45,603
Impairments of unproved properties	—	—	732	—
(Gain) loss on derivatives - commodity derivatives	785	(1,221)	3,946	(14,544)
Net cash receipts from commodity derivatives	3,951	8,025	6,659	14,411
Loss on equity investments	8,774	—	995	—
Deferred financing cost amortization acceleration	2,167	—	2,167	—
Loss on derivatives - common stock warrants	—	11,012	—	5,734
Warrant exchange transaction costs	—	2,456	—	2,456
Tax impact on above adjustments (a)	(3,606)	(4,602)	(3,335)	(1,829)
Changes in deferred taxes and other estimates	—	1,191	—	1,191
Adjusted net income	$17,172	$25,598	$32,491	$53,022

Earnings per diluted share - as reported	$0.04	$0.07	$0.16	$0.34
Impairments of unproved properties	—	—	0.01	—
(Gain) loss on derivatives - commodity derivatives	0.01	(0.01)	0.03	(0.11)
Net cash receipts from commodity derivatives	0.03	0.06	0.05	0.11
Loss on derivatives - common stock warrants	—	0.08	—	0.04
Loss on equity investments	0.07	—	0.01	—
Deferred financing cost amortization acceleration	0.02	—	0.02	—
Warrant exchange transaction costs	—	0.02	—	0.02
Tax impact on above adjustments (a)	(0.04)	(0.04)	(0.03)	(0.01)
Changes in deferred taxes and other estimates	—	0.01	—	0.01
Adjusted earnings per diluted share	$0.13	$0.19	$0.25	$0.40
Adjusted earnings per share:
Basic earnings	$0.13	$0.19	$0.25	$0.40
Diluted earnings	$0.13	$0.19	$0.25	$0.40
(a) Estimated using statutory tax rate in effect for the period.